Filed pursuant to Rule 424(b)(3)

Registration No. 333-177563

AMERICAN REALTY CAPITAL GLOBAL TRUST, INC.

SUPPLEMENT NO. 7, DATED SEPTEMBER 17, 2013,

TO THE PROSPECTUS, DATED AUGUST 23, 2012

This prospectus supplement, or this Supplement No. 7, is part of the prospectus of American Realty Capital Global Trust, Inc., or the Company, dated August 23, 2012, or the Prospectus, as supplemented by Supplement No. 6, dated August 22, 2013, or Supplement No. 6. This Supplement No. 7 supplements, modifies and supersedes certain information contained in the Prospectus and Supplement No. 6 and should be read in conjunction with the Prospectus and Supplement No. 6. This Supplement No. 7 will be delivered with the Prospectus and Supplement No. 6. Unless the context suggests otherwise, the terms “we,” “us” and “our” used herein refer to the Company, together with its consolidated subsidiaries.

The purposes of this Supplement No. 7 are to:

•	update the status of the offering and the shares currently available for sale;
•	update disclosure relating to the minimum offering amount in Pennsylvania;
•	update disclosure relating to the management of our dealer manager;
•	update disclosure relating to our real estate investments; and
•	replace Appendix C–1 – Subscription Agreement and Appendix C-2 – Multi-Offering Subscription Agreement.

OPERATING INFORMATION

Status of the Offering

We commenced our reasonable best efforts initial public offering of up to 156.6 million shares of common stock, including 101.0 million retail shares and 55.6 million institutional shares, on April 20, 2012 (excluding shares to be issued under the distribution reinvestment plan, or DRIP). On August 23, 2012, we filed a new prospectus, offering up to 150.0 million shares of common stock. On October 24, 2012, we satisfied the general escrow conditions of our initial public offering of common stock. On such date, we received and accepted aggregate subscriptions equal to the minimum of $2.0 million in shares of common stock, broke escrow and issued shares to each of AR Capital Global Holdings, LLC, our sponsor, and Moor Park Global Advisers Limited, a subsidiary of our European service provider, in the amount of $1.0 million at a purchase price of $9.00 per share. Additionally, on August 29, 2013, we raised in excess of $75.0 million in aggregate gross proceeds from all investors for shares of our common stock. Accordingly, we began accepting subscriptions from all states, including from residents of Pennsylvania.

As of September 4, 2013, we had acquired eight properties which were 100% leased as of such date. As of September 4, 2013, we had total real estate investments, at cost, of $69.9 million. As of June 30, 2013, we had incurred, cumulatively to that date, $8.2 million in offering costs related to the sale of our common stock.

We will offer shares of our common stock until April 20, 2014, unless the offering is extended in accordance with the Prospectus, provided that the offering will be terminated if all 150.0 million shares of our common stock are sold before such date (subject to our right to reallocate shares offered pursuant to the DRIP for sale in our primary offering).

Shares Currently Available for Sale

As of August 31, 2013, we had received aggregate gross proceeds of $75.8 million, consisting of the sale of 7.7 million shares of common stock in our public offering and the receipt of $0.4 million from the DRIP.

As of August 31, 2013, there were 7.7 million shares of our common stock outstanding, including unvested restricted stock. As of August 31, 2013, there were 142.3 million shares of our common stock available for sale, excluding shares available under our DRIP.

PROSPECTUS UPDATES

Cover Page

The paragraphs “Pennsylvania Investors” and “Ohio and Tennessee Investors” are hereby deleted from the cover page of the Prospectus.

Investor Suitability Standards

The paragraph “Massachusetts, Ohio, Oregon, Pennsylvania, Washington, New Jersey and New Mexico” on pages i-ii of the Prospectus is hereby replaced with the following disclosure.

“Massachusetts, Ohio, Oregon, Washington, New Jersey and New Mexico

•	Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in the issuer and its affiliates cannot exceed 10% of the Massachusetts, Oregon, Washington, New Jersey or New Mexico resident’s net worth. An Ohio investor’s aggregate investment in our shares, shares of our affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. Note that Ohio investors cannot participate in the distribution reinvestment plan.

Pennsylvania

•	The maximum investment allowable in us for a Pennsylvania investor is 10% of his or her net worth.”

The third and fourth paragraphs on page iii of the Prospectus are hereby deleted in their entirety.

Prospectus Summary

The third paragraph under the question “What kind of offering is this?” on pages 5 and 6 of the Prospectus is hereby replaced with the following disclosure.

“On October 24, 2012, we raised total gross proceeds equal to $2.0 million, sufficient to break escrow, broke escrow and issued shares to each of AR Capital Global Holdings, LLC, our sponsor, and Moor Park Global Advisers Limited, a subsidiary of our European service provider, in the amount of $1.0 million at a purchase price of $9.00 per share. Additionally, on August 29, 2013, we raised total gross proceeds in excess of $75.0 million and began accepting subscriptions from all jurisdictions on that date, including Pennsylvania.”

The fifth to last sentence of Edward M. Weil, Jr.’s biography on page 74 of the Prospectus is hereby replaced in its entirety with the following disclosure.

“Mr. Weil served as the chief executive officer of our dealer manager from December 2010 until September 2013. In September 2013, Mr. Weil resigned as chief executive officer of our dealer manager and became chairman of our dealer manager.”

The first two paragraphs under the section “Dealer Manager” on page 89 of the Prospectus are hereby replaced in their entirety with the following disclosure.

“The current officers of our dealer manager are:

Name	Age	Position(s)
Edward M. Weil, Jr.	46	Chairman
R. Lawrence Roth	56	Chief Executive Officer
Louisa Quarto	45	President
John H. Grady	52	Chief Operating Officer and Chief Compliance Officer
Alex MacGillivray	51	Executive Vice President and National Sales Manager
Steve Rokoszewski	37	Executive Vice President

The background of Mr. Weil is described in the “Management — Executive Officers and Directors” section of this prospectus and the backgrounds of Ms. Quarto and Messrs. Roth, Grady, MacGillivray and Rokoszewski are described below:

R. Lawrence Roth was appointed as chief executive officer of our dealer manager in September 2013. Prior to joining our dealer manager, Mr. Roth served as president and chief executive officer of Advisor Group, Inc., or Advisor Group, from January 2006 until September 2013. Advisor Group is one of the largest networks of independent broker-dealers in the U.S. In his position with Advisor Group, Mr. Roth was responsible for the management of more than 700 employees, who served the needs of over 6,000 total licensed advisors affiliated with FSC Securities Corporation, Royal Alliance Associates, SagePoint Financial and Woodbury Financial Services. Prior to joining Advisor Group, Mr. Roth served as managing director for Berkshire Capital Corp., from 2001 until January 2006. Mr. Roth currently serves as chairman of the board of directors of The Insured Retirement Institute and as chairman of the board of directors for the Financial Services Institute. Mr. Roth has over 30 years of experience in the financial services industry with experience in securities, investment banking, brokerage and management. Mr. Roth received his bachelor’s degree from Michigan State University and his juris doctor from the University of Detroit School of Law. Mr. Roth holds FINRA Series 7, 24 and 63 licenses.”

The section “Dealer Manager Agreement” on page 91 of the Prospectus is hereby replaced in its entirety by the following disclosure.

“Dealer Manager Agreement. We have entered into a dealer manager agreement, as amended from time to time, with our dealer manager. We will pay to our dealer manager a selling commission and certain expense reimbursements. Nicholas S. Schorsch, our chief executive officer and chairman of our board of directors, and William M. Kahane, together indirectly own a majority of the ownership and voting interests of our dealer manager. Edward M. Weil, Jr. serves as the chairman of our dealer manager. R. Lawrence Roth is the chief executive officer of our dealer manager. Louisa Quarto is president of our dealer manager. John H. Grady serves as chief operating officer and chief compliance officer of our dealer manager. For a further description of this agreement, see the sections entitled “— Affiliated Companies — Dealer Manager,” “Management Compensation,” “Plan of Distribution” and “Conflicts of Interest” in this prospectus.”

Description of Real Estate Investments

The following disclosure hereby replaces the section “Description of Real Estate Investments” beginning on page 137 of the Prospectus.

“Description of Real Estate Investments

We have acquired the following real estate investments through September 4, 2013:

Restaurant

•	1 McDonald’s restaurant located in Carlisle, United Kingdom purchased on October 30, 2012, or McDonald’s.

Home Maintenance

•	1 freestanding Wickes Building Supplies retail warehouse located in Blackpool, United Kingdom purchased on May 3, 2013, or Wickes Building Supplies I; and
•	1 freestanding Wickes Building Supplies retail warehouse located in Stoke-on-Trent, United Kingdom purchased on July 26, 2013, or Wickes Buildings Supplies II.

Telecommunications

•	1 Everything Everywhere office building located in Merthyr Tydfil, United Kingdom purchased on June 7, 2013, or Everything Everywhere.

Utilities

•	1 Thames Water Utilities office building located in Swindon, United Kingdom purchased on July 19, 2013, or Thames Water Utilities.

Contract Research

•	1 PPD Global Labs office building and lab facility located in Highland Heights, Kentucky purchased on August 30, 2013, or PPD Global Labs.

Asset Management

•	2 Northern Rock office buildings located in Sunderland, United Kingdom purchased on September 4, 2013, or Northern Rock.

McDonald’s Portfolio

The property is 100% leased to McDonald’s Real Estate LLP, a subsidiary of McDonald’s Corporation, which carries an investment grade credit rating as determined by major credit rating agencies. The lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. We funded the acquisition of the property with $1.4 million from our initial public offering and $1.2 million from a loan from Santander UK plc, or Santander, as described in “Financial Obligations” below.

McDonald’s Corporation franchises and operates restaurants in the global restaurant industry. All of the company’s restaurants are either corporately operated or franchised. McDonald’s restaurants offer a uniform menu, although there are geographic variations to suit local consumer preferences and tastes.

The following table provides, for the property, information relating to the seller, purchase price, capitalization rate, remaining lease term at the time of acquisition, rental escalations and renewal options, rentable square feet and annualized straight line income.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(2)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Feet	Annualized Straight Line Income
McDonald’s	1	Liverpool Victoria Friendly Society Limited	$2.6 million(1)	8.8%	11.4	Increase to market rent every five years	None	9,094	$0.2 million(1)

(1)	Converted from local currency to US Dollars as of the acquisition date using an exchange rate of $1.60 to £1.00.
(2)	Calculated by dividing annualized net operating income by base purchase price. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.

Other

We believe the property is suitable and adequate for its uses.

We do not have any scheduled capital improvements.

We believe the property is adequately insured.

The Federal tax basis and the rate of depreciation will be determined based upon the completion of cost allocation studies in connection with finalizing our 2013 Federal tax return.

The annual real estate taxes payable on the property are to be paid directly by the tenant.

Wickes Building Supplies

The properties are 100% leased to Wickes Building Supplies Limited, a subsidiary of Travis Perkins plc (LSE: TPK), which carries an implied investment grade credit rating as determined by major credit rating agencies. The leases are net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. Unless otherwise noted, we funded the acquisition of the properties with proceeds from the sale of our common stock. We obtained financing on certain properties at or post-closing as described in “Financial Obligations” below and may seek to obtain financing on other properties post-closing. However, there is no guarantee that we will be able to obtain additional financing on terms we believe are favorable, or at all.

Wickes Building Supplies Limited is a subsidiary of Travis Perkins plc, the largest supplier of building materials in the U.K.

The following table provides, for the property, information relating to the seller, purchase price, capitalization rate, remaining lease term at the time of acquisition, rental escalations and renewal options, rentable square feet and annualized straight line income.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(3)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Feet	Annualized Straight line Income
Wickes Building Supplies I	1	Aviva Investors Pensions Limited	$6.1 million(1)	8.5%	11.4	Increase to market rent every five years	None	29,679	$0.5 million(1)
Wickes Building Supplies II	1	St. James’s Place UK plc	$5.1 million(2)	8.5%	13.4	Increase to market rent every five years	None	28,758	$0.4 million(2)

(1)	Converted from local currency to U.S. Dollars as of the acquisition date using an exchange rate of $1.56 to £1.00.
(2)	Converted from local currency to U.S. Dollars as of the acquisition date using an exchange rate of $1.53 to £1.00.
(3)	Calculated by dividing annualized net operating income by base purchase price. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.

Other

We believe each property is suitable and adequate for its uses.

We do not have any scheduled capital improvements.

We believe each property is adequately insured.

The Federal tax basis and the rate of depreciation will be determined based upon the completion of cost allocation studies in connection with finalizing our 2013 Federal tax return.

The annual real estate taxes payable on each property are to be paid directly by the tenant.

Everything Everywhere

The property is 100% leased to Everything Everywhere Limited, a mobile network operator and internet service provider, which carries an investment grade credit rating as determined by major credit rating agencies. The lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. We funded the acquisition of the property with $6.2 million from our initial public offering and $6.2 million from a loan from Santander, as described in “Financial Obligations” below. Everything Everywhere Limited is a joint venture between Deutsche Telekom and France Télécom.

The following table provides, for the property, information relating to the seller, purchase price, capitalization rate, remaining lease term at the time of acquisition, rental escalations and renewal options, rentable square feet and annualized straight line income.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(2)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Feet	Annualized Straight Line Income
Everything Everywhere	1	Mapeley Acquisition Co (5) Limited	$12.4 million(1)	9.6%	14.1	Increase to market rent every five years	None	64,832	$1.2 million(1)

(1)	Converted from local currency to US Dollars as of the acquisition date using an exchange rate of $1.55 to £1.00.
(2)	Calculated by dividing annualized net operating income by base purchase price. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.

Other

We believe the property is suitable and adequate for its uses.

We do not have any scheduled capital improvements.

We believe the property is adequately insured.

The Federal tax basis and the rate of depreciation will be determined based upon the completion of cost allocation studies in connection with finalizing our 2013 Federal tax return.

The annual real estate taxes payable on the property are to be paid directly by the tenant.

Thames Water Utilities

The property is 100% leased to Thames Water Utilities Limited, a private utility company that provides public water supply and waste water treatment services in large parts of Greater London and certain other parts of the United Kingdom. The lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. We funded the acquisition of the property with $9.1 million from our initial public offering and $9.1 million from a loan from Santander, as described in “Financial Obligations” below.

The following table provides, for the property, information relating to the seller, purchase price, capitalization rate, remaining lease term at the time of acquisition, rental escalations and renewal options, rentable square feet and annualized straight line income.

Property	Number of Properties	Sellers	Purchase Price	Capitalization Rate(2)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Feet	Annualized Straight Line Income
Thames Water Utilities	1	PDPF GP Limited and Rega Limited	$18.2 million(1)	10.7%	9.1	Every five years, rent is adjusted to the greater of: (i) fair market value; and (ii) the equivalent of a 3% increase compounded annually every lease year	None	78,650	$1.9 million(1)

(1)	Converted from local currency to US Dollars as of the acquisition date using an exchange rate of $1.52 to £1.00.
(2)	Calculated by dividing annualized net operating income by base purchase price. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.

Other

We believe the property is suitable and adequate for its uses.

We do not have any scheduled capital improvements.

We believe the property is adequately insured.

The Federal tax basis and the rate of depreciation will be determined based upon the completion of cost allocation studies in connection with finalizing our 2013 Federal tax return.

The annual real estate taxes payable on the property are to be paid directly by the tenant.

PPD Global Labs

The property is 100% leased to PPD Global Central Labs, LLC, a subsidiary of Pharmaceutical Product Development, LLC, one of the world’s leading contract research organizations. The lease is net whereby the tenant is required to pay substantially all operating expenses, excluding all costs to maintain and repair the roof and structure of the building, in addition to base rent. We funded the acquisition of the property with $9.3 million from our initial public offering

The following table provides, for the property, information relating to the seller, purchase price, capitalization rate, remaining lease term at the time of acquisition, rental escalations and renewal options, rentable square feet and annualized straight line income.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(1)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Feet	Annualized Straight Line Income
PPD Global Labs	1	Stein Family, LLC	$9.3 million	9.8%	11.4	2.0% annually commencing January 2015	One, 10-year option	73,220	$0.9 million

(1)	Calculated by dividing annualized net operating income by base purchase price. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.

Other

We believe the property is suitable and adequate for its uses.

We do not have any scheduled capital improvements.

We believe the property is adequately insured.

The Federal tax basis and the rate of depreciation will be determined based upon the completion of cost allocation studies in connection with finalizing our 2013 Federal tax return.

The annual real estate taxes payable on the property are to be paid directly by the tenant.

Northern Rock

The property is 100% leased to Northern Rock (Asset Management) plc, a nationalized asset management company that holds and services residential mortgages, unsecured loans and government loans. The lease is net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. We funded the acquisition of the property with $8.1 million from our initial public offering and $8.2 million from a loan from Santander, as described in “Financial Obligations” below.

The following table provides, for the property, information relating to the seller, purchase price, capitalization rate, remaining lease term at the time of acquisition, rental escalations and renewal options, rentable square feet and annualized straight line income.

Property	Number of Properties	Seller	Purchase Price	Capitalization Rate(2)	Lease Term Remaining At Acquisition (Years)	Rental Escalations	Renewal Options	Rentable Square Feet	Annualized Straight Line Income
Northern Rock	2	Northern Rock (Asset Management) plc	$16.3 million(1)	8.9%	10.0	Annually compounded Retail Price Index every five years with a minimum and maximum annually compounded increase of 2% and 4%, respectively	One, 10-year option	85,351	$1.5 million(1)

(1)	Converted from local currency to US Dollars as of the acquisition date using an exchange rate of $1.55 to £1.00.
(2)	Calculated by dividing annualized net operating income by base purchase price. Annualized net operating income is annualized rental income on a straight-line basis, which includes tenant concessions such as free rent, as applicable, plus operating expense reimbursement revenue less property operating expenses. Reflects adjustments for lease terminations and lease amendments with tenants, as applicable.

Other

We believe each property is suitable and adequate for its uses.

We do not have any scheduled capital improvements.

We believe each property is adequately insured.

The Federal tax basis and the rate of depreciation will be determined based upon the completion of cost allocation studies in connection with finalizing our 2013 Federal tax return.

The annual real estate taxes payable on each property are to be paid directly by the tenant.

Financial Obligations

McDonald’s Santander Loan

On October 30, 2012, we, through an indirect wholly owned subsidiary of our operating partnership, entered into a loan agreement with Santander in the amount of $1.2 million (based upon an exchange rate of $1.60 to £1.00 as of the date of acquisition). The loan agreement provides for quarterly interest payments with all principal outstanding being due on the maturity date on October 2017. The loan with Santander bears interest at a fixed rate of 4.08%.

Such loan may be prepaid at any time, in whole or in part, without premium or penalty. In the event of a default, Santander has the right to terminate its obligations under the loan agreement and to accelerate the payment on any unpaid principal amount of the loan.

Wickes Buildings Supplies I Santander Loan

On May 3, 2013, we, through an indirect wholly owned subsidiary of our operating partnership, entered into a loan agreement with Santander in the amount of $3.0 million (based upon an exchange rate of $1.56 to £1.00 as of the date of acquisition). The loan agreement provides for quarterly interest payments with all principal outstanding being due on the maturity date in May 2018. The loan with Santander bears interest at a rate of 3.675%, fixed by an interest rate swap.

Such loan may be prepaid at any time, in whole or in part, without premium or penalty. In the event of a default, Santander has the right to terminate its obligations under the loan agreement and to accelerate the payment on any unpaid principal amount of the loan.

Everything Everywhere Santander Loan

On June 7, 2013, we, through an indirect wholly owned subsidiary of our operating partnership, entered into a loan agreement with Santander in the amount of $6.2 million (based upon an exchange rate of $1.55 to £1.00 as of the date of acquisition). The loan agreement provides for quarterly interest payments with all principal outstanding being due on the maturity date in June 2018. The loan with Santander bears interest at a rate of 3.96% per annum, fixed by an interest rate swap.

Such loan may be prepaid at any time, in whole or in part, with breakage costs, if applicable. In the event of a default, the lender has the right to terminate its obligations under the loan and to accelerate the payment on any unpaid principal amount of the loan.

Thames Water Utilities Santander Loan

On July 19, 2013, we, through an indirect wholly owned subsidiary of our operating partnership, entered into a loan agreement with Santander in the amount of $9.1 million (based upon an exchange rate of $1.52 to £1.00, as of the date of the acquisition). The loan agreement provides for quarterly interest payments with all principal outstanding being due on the maturity date in July 2018. The loan with Santander bears interest at 4.06%, fixed by an interest rate swap.

Such loan may be prepaid at any time, in whole or in part, with breakage costs, if applicable. In the event of a default, the lender has the right to terminate its obligations under the loan and to accelerate the payment on any unpaid principal amount of the loan.

Wickes Building Supplies II Santander Loan

On July 26, 2013, we, through an indirect wholly owned subsidiary of our operating partnership, entered into a loan agreement with Santander, as lender, in the amount of $2.5 million (based upon an exchange rate of $1.53 to £1.00, as of the date of the acquisition). The loan agreement provides for quarterly interest payments with all principal outstanding being due on the maturity date in July 2018. The loan with Santander bears interest at 4.18%, fixed by an interest rate swap.

The loan may be prepaid at any time, in whole or in part, with breakage costs, if applicable. In the event of a default, the lender has the right to terminate its obligations under the loan and to accelerate the payment on any unpaid principal amount of the loan.

Northern Rock Santander Loan

On September 4, 2013, we, through an indirect wholly owned subsidiary of our operating partnership, entered into a loan agreement with Santander, as lender, in the amount of $8.2 million (based upon an exchange rate of $1.55 to £1.00, as of the date of the acquisition). The loan agreement provides for quarterly interest payments with all principal outstanding being due on the maturity date in September 2018. The loan with Santander bears interest at 4.43%, fixed by an interest rate swap.

The loan may be prepaid at any time, in whole or in part, with breakage costs, if applicable. In the event of a default, the lender has the right to terminate its obligations under the loan and to accelerate the payment on any unpaid principal amount of the loan.”

Subscription Agreements

The form of subscription Agreement contained in Appendix C-1 of the Prospectus, as supplemented, is hereby replaced with the revised form of subscription agreement attached to this Supplement No. 7 as Appendix C-1.

The multi-offering subscription contained in Appendix C-2 of the Prospectus, as supplemented, is hereby replaced with the revised multi-offering subscription agreement attached to this Supplement No. 7 as Appendix C-2.

Appendix C-1

American Realty Capital Global Trust, Inc.
SUBSCRIPTION AGREEMENT

American Realty Capital Global Trust

AN INVESTMENT IN THE OFFERING DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR THE OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. IN ORDER TO EXECUTE THIS SUBSCRIPTION AGREEMENT, YOU AND THE CO-OWNER (AS APPLICABLE) MUST COMPLETE SECTION 6A OF THIS AGREEMENT.
IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC *(MEMBER FINRA/SIPC)* AT 1-877-373-2522.

EFFECTIVE SEPTEMBER 04, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

1

Please indicate which offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details.

Investment		Investment Amount
☐ **American Realty Capital Global Trust, Inc. ("ARC Global")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ________________	$ ____________________ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*

Payment Method: Please indicate the method of payment below.

☐ Check Enclosed

☐ Subscription amount wired

☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

- **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.
- **For all other investments:**
  - **For ARC Global, make checks payable to:** American Realty Capital Global Trust, Inc.

Note: Investment subject to suitability standards, see the corresponding Prospectus for details.

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

2a. Non-Custodial Ownership
(Non-Qualified)

☐ **Individual** – *One signature required & initial.*

☐ **Joint Tenants with Right of Survivorship** – *All parties must sign & initial.*

☐ **Tenants in Common** – *All parties must sign & initial.*

☐ **Company or Corporation or Partnership** – *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*

☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** – *Owner and custodian signature required.*
State of ______ Custodian for ____________________

☐ **Estate** – *Personal representative signature required.*
Name of Executor: ____________________
Include a copy of the court appointment.

☐ **Qualified Pension or Profit Sharing Plan*** – *Trustee or custodian signature required. Include plan documents.*
Name of Trustee: ____________________

☐ **Trust** – *Trustee(s) signature(s) and copy of trust document or trust certificate required.*

☐ **Transfer on Death**[(1)] – *Must complete separate Transfer on Death Registration Form.*

☐ **Other** (Specify) – ____________________
Include title and signature pages.

2b. Custodial Ownership
(Qualified)

☐ **Traditional IRA*** – *One signature required.*

☐ **Roll-Over IRA*** – *One signature required.*

☐ **Roth IRA*** – *One signature required.*

☐ **KEOGH Plan*** – *One signature required.*

☐ **Simplified Employee Pension/Trust (S.E.P.)***

☐ **Qualified Pension or Profit Sharing Plan*** – *Owner and custodian signature required.*

☐ **Other** (Specify) – ____________________

**Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.*

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

EFFECTIVE SEPTEMBER 04, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)* ______

Name of Custodian or Trustee ______

Mailing Address ______

City, State, Zip ______

Business Phone ______

Custodian/Trust/Business Entity Tax ID# ______

Account # ______

Name of Custodian or Other Administrator ______

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner ______

Date of Birth ______

Social Security Number or Taxpayer ID # ______

Legal Address (No P.O. Boxes) ______

City, State, Zip ______

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. Taxpayers are required to complete W-9 form in Section 6b

* If non-resident alien, investor must submit the appropriate W-8 form **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. **(Again, if a foreign national who is, in fact, a U.S taxpayer, complete W-9 form.)**

Employer: ______ | ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor ______

Entity Name ______

Date of Birth ______

Social Security Number or Taxpayer ID# ______

If Non-U.S. Citizen, specify Country of Citizenship ______

Mailing Address (if different than legal address) ______

City, State, Zip ______

Home Phone ______

Business Phone ______

Government ID: ***(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ______ City ______ State/Province ______ Country ______

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required): ______

Account No. (required): ______

☐ Foreign national identity documents Bank Name (required): ______

Phone No. (required): ______

Number for the document checked above and country of issuance: ______

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

EFFECTIVE SEPTEMBER 04, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD. 5 Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions. 1 Note: Qualified accounts may not direct distributions without the custodian¡¦s approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian. Distributions AMERICAN REALTY CAPITAL GLOBAL TRUST, INC. ƒ¤ I hereby subscribe for Shares of American Realty Capital Global Trust, Inc. and elect the distribution option indicated. ƒÓ Reinvest/Distribution Reinvestment Plan 2,3 Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution. ƒÓ Mail Check to the address of record ƒÓ Send to Custodial Account listed in Section 3 ƒÓ Cash/Direct Deposit 4 Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only) ƒÓ Automatic Purchase Plan: Check this box if you wish to participate in the Automatic Purchase Plan (¡§APP¡¨). A separate form is required to be completed to participate in APP. 1 Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by American Realty Capital Global Trust, Inc. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates. 2 Alabama and Ohio investors cannot participate in the Distribution Reinvestment Plan feature that reinvests distributions into subsequent affiliated programs. 3 We request that an investor who elects to have distributions reinvested notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the distribution reinvestment plan, there is any material change in the stockholder¡¦s financial condition or inaccuracy of any representation under the subscription agreement for such stockholder¡¦s initial purchase of our shares. 4 I authorize American Realty Capital Global Trust, Inc. or its agent, American National Stock Transfer, LLC, by or through a third party provider, (collectively referred to as ¡§Issuer¡¨) to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. Investors¡¦ ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at ay time and individual requests for redemption may not be honored. Investors may not be able to sell their shares. 5a Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner¡¦s checking or savings account or to a party other than the registered owner. Name of Third Party Financial Institution Mailing Address City, State, Zip Account # Bank's ABA/Routing # ƒÓ Checking Account (must enclose voided check) ƒÓ Savings Account (subject to bank verification) ELECTRONIC DELIVERY ELECTION Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated: American Realty Capital Global Trust, Inc. We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering¡¦s respective Web site and notify you by e-mail when such documents are available and how to access the documents. You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials. Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: (a) I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. (b) I acknowledge that documents distributed electronically may be provided in Adobe¡¦s Portable Document Format (PDF). The Adobe ReaderR software is required to view documents in PDF format. The Reader software is available free of charge from Adobe¡¦s web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. (c) I acknowledge that I may receive at no cost from American Realty Capital Global Trust, Inc. a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. (d) I acknowledge that if the e-mail notification is returned to American Realty Capital Global Trust, Inc. as ¡§undeliverable¡¨, a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if American Realty Capital Global Trust, Inc. is unable to obtain a valid e-mail address for me, American Realty Capital Global Trust, Inc. will resume sending a paper copy of its filings by U.S. mail to my address of record. (e) I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. Owner Signature _______________________________________________________ Date (mm/dd/yyyy) _______________ Co-Owner Signature (if applicable) _________________________________________ Date (mm/dd/yyyy) _______________ Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided. My e-mail address is ____________________________________________________________________________________ Your e-mail address will be held in confidence and used only for matters relating to your investments.

C-1-3

EFFECTIVE SEPTEMBER 04, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
I/we have a minimum net worth *(not including home, home furnishings and personal automobiles)* of at least $70,000 and estimate that *(without regard to ARC Global)* I/we have a gross income due in the current year of at least $70,000; or I/we have a net worth *(excluding home, home furnishings and automobiles)* of at least $250,000, or such higher suitability as may be required by certain states and set forth on the reverse side hereof; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.		
I/we have received the final prospectus of ARC Global at least five (5) business days prior to the date of this subscription agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC Global, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kansas residents only: I/we understand and acknowledge that the Office of the Securities Commissioner of the State of Kansas recommends that I/we do not invest, in the aggregate, more than 10% of my/our liquid net worth in the shares of ARC Global and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Alabama residents only: I/we represent that I/we have a liquid net worth of at least 10 times the amount of my/our investment in ARC Global and other similar programs.		
Kentucky residents only: In addition to the suitability requirements described above, investors' maximum investment in the ARC Global offering will be limited to 10% of the investor's liquid net worth.		
Massachusetts, Ohio, Oregon, Washington, New Jersey and New Mexico residents only: In addition to the suitability requirements described above, the investor's maximum investment in ARC Global and its affiliates cannot exceed 10% of the Massachusetts, Oregon, Washington, New Jersey or New Mexico resident's net worth. An Ohio investor's aggregate investment in the ARC Global shares, shares of its affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth *(total assets exclusive of home, home furnishings, and automobiles minus total liabilities)* that is comprised of cash, cash equivalents, and readily marketable securities.		
Iowa residents only: The maximum investment allowable in ARC Global or its affiliates is 10% of an Iowa investor's liquid net worth. Liquid net worth is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities, but excluding IRA assets owned or held by investors.		
Pennsylvania or Michigan residents only: A Pennsylvania or Michigan investor cannot invest more than 10% of their net worth in ARC Global.		
Tennessee residents only: Investors must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a minimum net worth of at least $500,000, exclusive of home, home furnishings and automobiles. The investors' maximum investment in the ARC Global shares and shares of its affiliates shall not exceed 10% of the resident's net worth.		
Missouri residents only: In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in ARC Global shares registered with the Securities Division.		
California residents only: In addition to the suitability requirements described above, investors' maximum investment in the ARC Global shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobile)*.		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC Global offering.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 or (b) a net worth of $100,000 and an annual income of $70,000. The investor's maximum investment in ARC Global should not exceed 10% of the investor's net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Global offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Texas residents only: A Texas investor must have had, during the last tax year, or estimate that the Texas investor will have, during the current tax year: (a) a minimum annual gross income of $100,000 and a minimum net worth of $100,000; or (b) a minimum net worth of at least $250,000. Net worth shall be determined exclusive of home, home furnishings and automobiles. The investor's maximum investment in the ARC Global offering shall not exceed 10% of the investor's liquid net worth.		

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE

SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER EFFECTIVE SEPTEMBER 04, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD. SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER¡¦S INVESTMENT IN SUCH ISSUER. THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR THIS OFFERING (AT LEAST FIVE BUSINESS DAYS). THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS SOLE DISCRETION, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT GROUPS OF SUBSCRIPTIONS ON AN ORDERLY BASIS NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER¡¦S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN 10 BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER¡¦S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER. Subscriber Signature(s) SIGNATURE OF OWNER AND CO-OWNER (IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION 6A) In addition, if the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor also authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Signing Section 6B will not constitute an execution of this subscription agreement. Owner Signature ______________________________________________________ Date (mm/dd/yyyy) _______________ Co-Owner Signature (if applicable) ________________________________________ Date (mm/dd/yyyy) _______________ FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization. Authorized Signature (Custodian or Trustee) ________________________________ Date (mm/dd/yyyy) _______________ 6a IMPORTANT: The investor must go to Section 6b and complete the Substitute W-9 form in its entirety in order for the Subscription Agreement to be considered valid for review.* *Your ability to sell shares pursuant to the Share Repurchase Program is severely restricted. The Share Repurchase Program may be suspended or terminated at any time, and redemption requests may be rejected for any reason. You may not be able to sell your shares. 6b Substitute Form W-9 ALL U.S. Taxpayers Must Sign SUBSTITUTE FORM W-9 (Form W-9 (Rev. 10-2007) Certification To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), that the investor is a U.S. person, and that the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the IRS that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS. Exempt TIN. Check here if investor is an exempt payee. ƒÓ Under penalties of perjury, I certify that: 1. The number shown on this form is my correct taxpayer identification number, and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and 3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien). Certification instructions. You must cross out item 2 on the previous page if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Signature of Investor Print Name Date Signature of Joint Owner, if applicable Print Name Date

C-1-5

EFFECTIVE SEPTEMBER 04, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD. 6b Guidelines for Certification of Taxpayer Identification Number (“TIN”) on Substitute Form W-9 What Number to Give the Requester. - Social Security numbers (‘‘SSN’’) have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers (‘‘EIN’’) have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All ‘‘Section’’ references are to the Internal Revenue Code of 1986, as amended. ‘‘IRS’’ means the Internal Revenue Service. For this type of account: Give the SSN of: 1. An individual’s account 2. Two or more individuals (Joint account) 3. Custodian account of a minor (Uniform Gift to Minors Act) 4. (a) The usual revocable savings trust account (grantor also is trustee) (b) So-called trust account that is not a legal or valid trust under State law 5. Sole proprietorship or single-owner LLC The individual The actual owner of the account or, if combined funds, the first individual on the account (1) The minor (2) The grantor-trustee (1) The actual owner (1) The owner (3) For this type of account: Given the EIN of: 6. Sole proprietorship or single-owner LLC 7. A valid trust, estate, or pension trust 8. Corporate or LLC electing corporate status on Form 8832 9. Association, club, religious, charitable, educational, or other tax-exempt organization 10. Partnership or multi-member LLC 11. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments 12. A broker or registered nominee The owner (3) The legal entity (4) The corporation The organization The partnership or LLC The public entity The broker or nominee (1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person’s number must be furnished. (2) Circle the minor’s name and furnish the minor’s SSN. (3) You must show your individual name and you also may enter your business or ‘‘DBA’’ name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN. (4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

C-1-6

EFFECTIVE SEPTEMBER 04, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD. Obtaining a Number If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/online/ss-5.pdf. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676). Payees Exempt from Backup Withholding Backup withholding is not required on any payments made to the following payees: • An organization exempt from tax under Section 501(a), an individual retirement account (‘‘IRA’’), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f )(2). • The United States or any of its agencies or instrumentalities. • A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities. • A foreign government or any of its political subdivisions, agencies or instrumentalities. • An international organization or any of its agencies or instrumentalities. Other payees that may be exempt from backup withholding include: • A corporation. • A foreign central bank of issue. • A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States. • A futures commission merchant registered with the Commodity Futures Trading Commission. • A real estate investment trust. • An entity registered at all times during the tax year under the Investment Company Act of 1940. • A common trust fund operated by a bank under Section 584(a). • A financial institution. • A middleman known in the investment community as a nominee or custodian. • A trust exempt from tax under Section 664 or described in Section 4947. Exempt payees should complete a Substitute Form W-9 to avoid possible erroneous backup withholding. Check the ‘‘Exempt TIN’’ box in the attached Substitute Form W-9, sign and date the form and return it to the payer. Foreign payees who are not subject to backup withholding should complete an appropriate Form W-8 and return it to the payer. Privacy Act Notice Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply. Penalties • Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect. • Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty. • Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. • Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties. FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

C-1-7

6b Guidelines for Certification of Taxpayer Identification Number (¡§TIN¡¨) on Substitute Form W-9 (Continued) EFFECTIVE SEPTEMBER 04, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD. 7 ƒÓ RIA Submission: Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or ¡§wrap¡¨ fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be completed through that brokerdealer, not through the RIA. Financial Advisor, Registered Investment Advisor & Registered Representative The Financial Advisor, Registered Investment Advisor or the Authorized Representative (the ¡§Advisor¡¨) must sign below to complete order. The undersigned broker-dealer or Advisor warrants that it is a duly licensed broker-dealer (or noncommission based financial advisor) and may lawfully offer the Shares in the state designated as the investor¡¦s address or the state in which the sale is to be made, if different. The broker-dealer or Advisor warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the investor as defined by Rule 2310 of the FINRA Rules, (b) informed the investor of all aspects of liquidity and marketability of this investment as required by Rule 2310 of the FINRA Rules, (c) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor¡¦s state of residence, (d) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions. Broker/Dealer or RIA Firm Address or P.O. Box Mailing Address City, State, Zip Business Phone # (Required) Fax Phone # E-mail Address Registered Representative(s) or Advisor(s) [I.A.] Name(s) (Required) Representative # Registered Representative or Advisor [I.A.] Address or P.O. Box City, State, Zip Business Phone # (Required) Fax Phone # E-mail Address If a Registered Associate of a FINRA member firm, I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. If a Registered Investment Advisor, I certify that I am properly licensed and I am registered in the following state in which this sale was completed. State (Required) Signature(s) of Registered Representative(s) or Advisor(s) (Required) Date Signature of Broker/Dealer or RIA (If Required by Broker/Dealer) Date 8 For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this agreement, to the appropriate address as outlined to the right. For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this agreement. For Regular Mail For Overnight Deliveries American Realty Capital Global Trust, Inc. c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407 American Realty Capital Global Trust, Inc. c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407 ƒ¤ Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at: American National Stock Transfer, LLC 405 Park Avenue, 12th Floor, New York, NY 10022 Phone: (877) 373-2522 | Facsimile: (646) 861-7793 FOR COMPANY USE ONLY: Amount Date Check/Wire# Account # Registered Representative # Firm # Custodian ID# Transfer Agent Reviewer

C-1-8

Appendix C-2

SUBSCRIPTION AGREEMENT 9 ARC Daily NAV ARCT V ARC- HT II NYRR ARC Retail PE-ARC ARC RFT BDCA ARC Global EFFECTIVE SEPTEMBER 11, 2013 PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD. Multi-Offering SUBSCRIPTION AGREEMENT AN INVESTMENT IN THE OFFERINGS DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR EACH OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. INVESTORS IN ALABAMA, ARKANSAS, MARYLAND, MASSACHUSETTS OR TENNESSEE MAY NOT USE THIS MULTI-OFFERING SUBSCRIPTION AGREEMENT TO SUBSCRIBE FOR SHARES OF ANY OFFERING DESCRIBED HEREIN BUT INSTEAD SHOULD REFER TO THE SUBSCRIPTION AGREEMENT FOR EACH OFFERING. IN ORDER TO EXECUTE THIS SUBSCRIPTION AGREEMENT, YOU AND THE CO-OWNER (AS APPLICABLE) MUST COMPLETE SECTION 6A OF THIS AGREEMENT. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE OR REALTY CAPITAL SECURITIES, LLC (MEMBER FINRA/SIPC) AT 1-877-373-2522.

C-2-1

EFFECTIVE SEPTEMBER 11, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

1

Please indicate which offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment."

☐ **Net of Commission Purchase ("NOCP"):** Check this box if you are eligible for a NOCP.

NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details.

Note: Investment subject to suitability standards, see the corresponding Prospectus for details.

* *Retail shares are sold to the public through broker dealers and are subject to applicable selling commissions and dealer manager fees (see prospectus for details).*

** *Institutional shares are sold through RIAs and broker dealers that are managing wrap or fee-based accounts and are subject to an annual platform fee equal to 70 basis points of net asset value (see prospectus for details).*

Investment		Investment Amount
☐ **American Realty Capital Global Trust, Inc. ("ARC Global")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV")** ▸ State in which sale was made: ______	☐ Initial Investment: ☐ *Retail ** (or) ☐ *Institutional *** ☐ Additional Investment: ☐ *Retail ** (or) ☐ *Institutional *** Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital Trust V, Inc. ("ARCT V")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital Healthcare Trust II, Inc. ("ARC-HT II")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital New York Recovery REIT, Inc. ("NYRR")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **American Realty Capital – Retail Centers of America, Inc. ("ARC Retail")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **ARC Realty Finance Trust, Inc. ("ARC RFT")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*
☐ **Business Development Corporation of America ("BDCA")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$1,000 minimum investment*
☐ **Phillips Edison – ARC Shopping Center REIT, Inc. ("PE–ARC")** ▸ State in which sale was made: ______	☐ Initial Investment ☐ Additional Investment: Acct# ______	$ ______ ▸ *$2,500 minimum investment* ▸ *$100 increments for additional investments*

Payment Method: Please indicate the method of payment: ☐ Check Enclosed ☐ Subscription amount wired ☐ Check/funding being sent by other third party

Payment Instructions: Please follow the instructions outlined below.

- **For custodial held accounts, such as IRAs and other qualified plans:** Checks should be made payable to the custodian and sent, with a completed copy of the Subscription Agreement, directly to the custodian who will forward them to the applicable address.
- **For all other investments:**
  - **For ARC Global, ARC Daily NAV** *(except ARC Daily NAV investors in OH and PA)*, **ARCT V, ARC-HT II,** *(except ARC-HT II investors in PA)* **ARC Retail** *(except ARC Retail investors in PA)*, **NYRR, ARC RFT** *(except ARC RFT investors in OH, PA or WA)*, **BDCA and PE-ARC, make checks payable to the respective offering:** American Realty Capital Global Trust, Inc. (or) American Realty Capital Daily Net Asset Value Trust, Inc. (or) American Realty Capital Trust V, Inc. (or) American Realty Capital Healthcare Trust II, Inc. (or) American Realty Capital New York Recovery REIT, Inc. (or) American Realty Capital – Retail Centers of America, Inc. (or) ARC Realty Finance Trust, Inc. (or) Business Development Corporation of America (or) Phillips Edison – ARC Shopping Center REIT, Inc.
  - **For ARC Retail investors in PA, make checks payable to:** UMB Bank, NA, Escrow Agent for American Realty Capital – Retail Centers of America, Inc.
  - **For ARC Daily NAV investors in OH and PA, make checks payable to:** UMB Bank, NA, Escrow Agent for American Realty Capital Daily Net Asset Value Trust, Inc.
  - **For ARC-HT II investors in PA, make checks payable to:** UMB Bank, NA, Escrow Agent for America Realty Capital Healthcare Trust II, Inc.
  - **For ARC RFT investors in OH, PA or WA, make checks payable to:** UMB Bank, NA, Escrow Agent for ARC Realty Finance Trust, Inc.

2 OWNERSHIP

IMPORTANT: Please choose **one** option, either within the "Non-Custodial Ownership" column, or within the "Custodial Ownership" column.

(1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (*i.e.*, entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

2a. Non-Custodial Ownership *(Non-Qualified)*

- ☐ **Individual** – *One signature required & initial.*
- ☐ **Joint Tenants with Right of Survivorship** – *All parties must sign & initial.*
- ☐ **Tenants in Common** – *All parties must sign & initial.*
- ☐ **Company or Corporation or Partnership** – *Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable.*
- ☐ **Uniform Gift/Transfer to Minors Act (UGMA/UTMA)** – *Owner and custodian signature required.* State of ______ Custodian for ______
- ☐ **Estate** – *Personal representative signature required.* Name of Executor: ______ *Include a copy of the court appointment.*
- ☐ **Qualified Pension or Profit Sharing Plan*** – *Trustee or custodian signature required. Include plan documents.* Name of Trustee: ______
- ☐ **Trust** – *Trustee(s) signature(s) and copy of trust document or trust certificate required.*
- ☐ **Transfer on Death**(1) – *Must complete separate Transfer on Death Registration Form.*
- ☐ **Other** (Specify) – ______ *Include title and signature pages.*

2b. Custodial Ownership *(Qualified)*

- ☐ **Traditional IRA*** – *One signature required.*
- ☐ **Roll-Over IRA*** – *One signature required.*
- ☐ **Roth IRA*** – *One signature required.*
- ☐ **KEOGH Plan*** – *One signature required.*
- ☐ **Simplified Employee Pension/Trust (S.E.P.)***
- ☐ **Qualified Pension or Profit Sharing Plan*** – *Owner and custodian signature required.*
- ☐ **401(k)** *(Only available for ARC Daily NAV)*
- ☐ **Other** (Specify) – ______

* Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.

EFFECTIVE SEPTEMBER 11, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

3

IMPORTANT: Send all paperwork directly to the custodian.

Note: This section is only for accounts specified in Section 2b and not for Custodial Accounts for Minors.

Custodial Ownership *(Must be completed by Custodian/Trustee for accounts identified in Section 2b)*

Name of Trust or Business Entity *(Does not apply to IRA accounts)* ____________________

Name of Custodian or Trustee ____________________

Mailing Address ____________________

City, State, Zip ____________________

Business Phone ____________________

Custodian/Trust/Business Entity Tax ID# ____________________

Account # ____________________

Name of Custodian or Other Administrator ____________________

4

IMPORTANT: Investor Information is required.

Note: Please provide all necessary corporate documents, partnership agreement, or trust powers (specified in Section 2) to establish authority to act.

Investor Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Account Owner ____________________

Date of Birth ____________________

Social Security Number or Taxpayer ID # ____________________

Legal Address (No P.O. Boxes) ____________________

City, State, Zip ____________________

Citizenship: *Please indicate Citizenship Status* ***(Required)***

☐ **U.S. Citizen** ☐ **Resident Alien** ☐ **Non-Resident Alien*** | ☐ **Employee, Affiliate or Board Member**

NOTE: Any and all U.S. Taxpayers are required to complete W-9 form in Section 6b

* If non-resident alien, investor must submit the appropriate W-8 form **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment. **(Again, if a foreign national who is, in fact, a U.S taxpayer, complete W-9 form.)**

Employer: ____________________ | ☐ RETIRED

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

Name of Joint Account Owner or Minor ____________________

Entity Name ____________________

Date of Birth ____________________

Social Security Number or Taxpayer ID# ____________________

If Non-U.S. Citizen, specify Country of Citizenship ____________________

Mailing Address (if different than legal address) ____________________

City, State, Zip ____________________

Home Phone ____________________

Business Phone ____________________

Government ID: ***(Foreign Citizens only)*** *Identification documents must have a reference number and photo. Please attach a photocopy.*

Place of Birth: ____________________
City State/Province Country

Immigration Status: ☐ Permanent resident ☐ Non-permanent resident ☐ Non-resident

Check which type of document you are providing:

☐ US Driver's License ☐ INS Permanent resident alien card ☐ Passport with U.S. Visa

☐ Employment Authorization Document ☐ Passport without U.S. Visa Bank Name (required):____________________

Account No. (required):____________________

☐ Foreign national identity documents Bank Name (required):____________________

Phone No. (required):____________________

Number for the document checked above and country of issuance: ____________________

CALIFORNIA INVESTORS: ALL CERTIFICATES REPRESENTING SHARES WHICH ARE SOLD IN THE STATE OF CALIFORNIA WILL BEAR THE FOLLOWING LEGEND CONDITIONS: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS FOR THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

EFFECTIVE SEPTEMBER 11, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

5

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.[1]

Note: Qualified accounts may not direct distributions without the custodian's approval. Please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian.

Footnotes:

1 *Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by each program. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.*

2 *Ohio investors cannot participate in the Distribution Reinvestment Plan feature that reinvests distributions into subsequent affiliated programs.*

3 *We request that an investor who elects to have distributions reinvested notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the distribution reinvestment plan, there is any material change in the stockholder's financial condition or inaccuracy of any representation under the subscription agreement for such stock-holder's initial purchase of our shares.*

4 *I authorize American Realty Capital Global Trust, Inc., American Realty Capital Daily Net Asset Value Trust, Inc., American Realty Capital Trust V, Inc., American Realty Capital Healthcare Trust II, Inc., American Realty Capital New York Recovery REIT, Inc., American Realty Capital – Retail Centers of America, Inc., ARC Realty Finance Trust, Inc., Business Development Corporation of America, Phillips Edison – ARC Shopping Center REIT Inc. or its agent, American National Stock Transfer, LLC, by or through a third party provider, (as applicable, the "Issuer") to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. Investors' ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at ay time and individual requests for redemption may not be honored. Investors may not be able to sell their shares.*

Distributions

AMERICAN REALTY CAPITAL GLOBAL TRUST, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Global Trust, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL DAILY NET ASSET VALUE TRUST, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Daily Net Asset Value Trust, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL TRUST V, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Trust V, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

▸ *I hereby subscribe for Shares of American Realty Capital Healthcare Trust II, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

▸ *I hereby subscribe for Shares of American Realty Capital New York Recovery REIT, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

AMERICAN REALTY CAPITAL – RETAIL CENTERS OF AMERICA, INC.

▸ *I hereby subscribe for Shares of American Realty Capital – Retail Centers of America, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

ARC REALTY FINANCE TRUST, INC.

▸ *I hereby subscribe for Shares of ARC Realty Finance Trust, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

▸ *I hereby subscribe for Shares of Business Development Corporation of America and elect the distribution option indicated.*

- ☐ **Reinvest/Distribution Reinvestment Plan**[2,3] *Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

PHILLIPS EDISON – ARC SHOPPING CENTER REIT, INC.

▸ *I hereby subscribe for Shares of Phillips Edison – ARC Shopping Center REIT, Inc. and elect the distribution option indicated.*

- ☐ **Reinvest/Dividend Reinvestment Plan**[3] *Investor elects to participate in the Dividend Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution.*
- ☐ **Mail Check** to the address of record
- ☐ **Send to Custodial Account** listed in Section 3
- ☐ **Cash/Direct Deposit**[4] *Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)*

EFFECTIVE SEPTEMBER 11, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

5a Please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner's checking or savings account or to a party other than the registered owner.

Name of Third Party Financial Institution ______________________

Mailing Address ______________________

City, State, Zip ______________________

Account # ______________________

Bank's ABA/Routing # ______________________

☐ **Checking Account** *(must enclose voided check)* ☐ **Savings Account** *(subject to bank verification)*

ELECTRONIC DELIVERY ELECTION

Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated:

☐ **American Realty Capital Global Trust, Inc.** ☐ **American Realty Capital Daily Net Asset Value Trust, Inc.** ☐ **American Realty Capital Trust V, Inc.**

☐ **American Realty Capital Healthcare Trust II, Inc.** ☐ **American Realty Capital New York Recovery REIT, Inc.** ☐ **American Realty Capital – Retail Centers of America, Inc.**

☐ **ARC Realty Finance Trust, Inc.** ☐ **Business Development Corporation of America** ☐ **Phillips Edison – ARC Shopping Center REIT, Inc.**

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering's respective Web site and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: **(a)** I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. **(b)** I acknowledge that documents distributed electronically may be provided in Adobe's Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. **(c)** I acknowledge that I may receive at no cost from the respective offering(s) a paper copy of any documents delivered electronically by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday. **(d)** I acknowledge that if the e-mail notification is returned to the respective offering(s) as "undeliverable", a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if the respective offering(s) is/are unable to obtain a valid e-mail address for me, the respective offering(s) will resume sending a paper copy of its filings by U.S. mail to my address of record. **(e)** I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling Realty Capital Securities, LLC at 877-373-2522 from 9:00 am to 5:00 pm EST Monday-Friday.

Owner Signature ______________________ Date (mm/dd/yyyy) ______________

Co-Owner Signature (if applicable) ______________________ Date (mm/dd/yyyy) ______________

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided.

My e-mail address is ______________________

Your e-mail address will be held in confidence and used only for matters relating to your investments.

6 **IMPORTANT:** Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

NOTE: ***Investors in Alabama, Arkansas, Maryland, Massachusetts, or Tennessee may not use this multi-offering subscription agreement to subscribe for shares of any offering described herein but instead should refer to the subscription agreement for each offering.***

Subscriber Acknowledgements & Signatures The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber's behalf) further acknowledges and/or represents the following: **(you must initial ALL appropriate representations below)**	**Owner**	**Co-Owner**
For Investors of ALL Offerings:		
Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the applicable offering) I (we) have gross income due in the current year of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or such higher suitability as may be required by certain states and set forth in the "Investor Suitability Standards" section of the applicable Prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares of any offering.		
California residents only: In addition to the suitability requirements described above, investors' maximum investment in an Issuer's shares will be limited to 10% of the investor's net worth *(exclusive of home, home furnishings and automobiles).*		
Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in an Issuer's shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth *(total assets minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities.		
Michigan residents only: A Michigan investor cannot invest more than 10% of their net worth in each Issuer.

EFFECTIVE SEPTEMBER 11, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD. 6 Continued Subscriber Acknowledgements & Signatures (Continued) (you must initial ALL appropriate representations below) Owner Co-Owner For Investors of ALL Offerings (Continued): Missouri residents only: In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor’s liquid net worth shall be invested in the securities registered by the Issuer for any offering with the Securities Division. For American Realty Capital Global Trust, Inc. (“ARC Global”) Investors Only: I/we have received the final prospectus of ARC Global at least five (5) business days prior to the date of this subscription agreement. I/we am/are purchasing shares for my/our own account. I/we acknowledge that shares are not liquid. If an affiliate of ARC Global, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. Kentucky residents only: In addition to the suitability requirements described above, investors’ maximum investment in the ARC Global shares will be limited to 10% of the investor’s liquid net worth. Ohio, Oregon, Washington, New Jersey and New Mexico residents only: In addition to the suitability requirements described above, the investor’s maximum investment in ARC Global and its affiliates cannot exceed 10% of the Oregon, Washington, New Jersey or New Mexico resident’s net worth. An Ohio investor’s aggregate investment in the ARC Global shares, shares of our affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. Pennsylvania residents only: A Pennsylvania investor’s maximum investment in the ARC Global offering cannot exceed 10% of his or her net worth. Iowa residents only: The maximum investment allowable in ARC Global or its affiliates is 10% of an Iowa investor’s liquid net worth. Liquid net worth is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities, but excluding IRA assets owned or held by investors. North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC Global offering. Nebraska residents only: Investors must have either (a) a net worth of $350,000 or (b) a net worth of $100,000 and an annual income of $70,000. The investor’s maximum investment in ARC Global should not exceed 10% of the investor’s net worth. Maine residents only: The Maine Office of Securities recommends that an investor’s aggregate investment in the ARC Global offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. Texas residents only: A Texas investor must have had, during the last tax year, or estimate that the Texas investor will have, during the current tax year: (a) a minimum annual gross income of $100,000 and a minimum net worth of $100,000; or (b) a minimum net worth of at least $250,000. Net worth shall be determined exclusive of home, home furnishings and automobiles. The investor’s maximum investment in the ARC Global offering shall not exceed 10% of the investor’s liquid net worth. For American Realty Capital Daily Net Asset Value Trust, Inc. (“ARC Daily NAV”) Investors Only: I/we acknowledge receipt of the final Prospectus of ARC Daily NAV, not less than five (5) business days prior to the signing of this Subscription Agreement. I/we am/are purchasing shares for my/our own account. I/we acknowledge that shares are not liquid. If an affiliate of ARC Daily NAV, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC Daily NAV offering not to exceed 10% of the Kentucky investor’s liquid net worth.

C-2-6

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
For American Realty Capital Daily Net Asset Value Trust, Inc. ("ARC Daily NAV") Investors Only *(Continued)*:		
Ohio, Iowa, Oregon, Washington and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Daily NAV and its affiliates cannot exceed 10% of the Iowa, Oregon, Washington or New Mexico resident's net worth. An Ohio investor's aggregate investment in ARC Daily NAV shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth *(total assets exclusive of home, home furnishings, and automobiles minus total liabilities)* that is comprised of cash, cash equivalents and readily marketable securities. For Ohio investors, ARC Daily NAV will not release subscriptions from escrow until it has received $20,000,000 in subscriptions in other jurisdictions.		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC Daily NAV offering.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 or (b) a net worth of $100,000 and an annual income of $70,000. The investor's maximum investment in ARC Daily NAV should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings)*.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Daily NAV offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Texas residents only: An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $500,000. The investor's maximum investment in the ARC Daily NAV offering shall not exceed 10% of the investor's liquid net worth.		
Pennsylvania residents only: A Pennsylvania investor's maximum investment in the ARC Daily NAV offering cannot exceed 10% of his or her net worth. ARC Daily NAV will not release Pennsylvania subscriptions from escrow until it has received $75,000,000 in subscriptions from other jurisdictions.		

For American Realty Capital Trust V, Inc. ("ARCT V") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARCT V, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARCT V, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARCT V offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth, in the aggregate, in ARCT V shares and securities of other real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
California residents only: In addition to the general suitability requirements described above, California investors' maximum investment in ARCT V shares will be limited to 10% of their net worth *(exclusive of home, home furnishings and automobile)*.		
Missouri residents only: In addition to the general suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor's liquid net worth shall be invested in the shares in the ARCT V offering as registered with the Securities Division.		
Nebraska residents only: Investments must have either (a) a minimum net worth of $100,000 and an annual income of $70,000 or (b) a minimum net worth of $350,000. The investor's maximum in investment in ARCT V and its affiliates cannot exceed 10% of the investor's net worth.		
Ohio, Oregon and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARCT V and its affiliates cannot exceed 10% of the Oregon or New Mexico resident's net worth. An Ohio investor's aggregate investment in ARCT V shares, shares of its affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.		

EFFECTIVE SEPTEMBER 11, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 Continued

EFFECTIVE SEPTEMBER 11, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
For American Realty Capital Trust V, Inc. ("ARCT V") Investors Only *(Continued)*:		
Pennsylvania residents only: A Pennsylvania investor cannot invest more than 10% of his or her net worth in ARCT V.		
Iowa residents only: The maximum investment allowable in ARCT V or its affiliates is 10% of an Iowa investor's liquid net worth. Liquid net worth is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities, but excluding IRA assets owned or held by investors.		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARCT V offering.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARCT V offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
New Jersey residents only: Investors who reside in the state of New Jersey must have either (i) a minimum liquid net worth of $100,000 and a minimum annual gross income of not less than $85,000 or (ii) a minimum liquid net worth of $350,000. Additionally, a New Jersey investor's total investment in ARCT V, its affiliates and in other non-traded real estate investment trusts shall not exceed 10% of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that consists of cash, cash equivalents, and readily marketable securities.		

For American Realty Capital Healthcare Trust II, Inc. ("ARC-HT II") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARC-HT II, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC-HT II, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Nebraska residents only: Investors must have either (a) a net worth of $350,000 or (b) a net worth of $100,000 and an annual income of $70,000. The investor's maximum investment in ARC-HT II should not exceed 10% of the investor's net worth		
Ohio, Oregon and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC-HT II and its affiliates cannot exceed 10% of the Oregon or New Mexico resident's net worth. It shall be unsuitable for an Ohio investor's aggregate investment in shares of ARC-HT II, its affiliates and in other non-traded real estate investment trusts to exceed ten percent (10%) of his, her or its liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Pennsylvania residents only: A Pennsylvania investor cannot invest more than 10% of their net worth in ARC-HT II. ARC-HT II cannot accept subscriptions from Pennsylvania residents until it raises $85,000,000 from other jurisdictions.		
Iowa residents only: The maximum investment allowable in ARC-HT II or its affiliates is 10% of an Iowa investor's liquid net worth. Liquid net worth is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
New Jersey residents only: A New Jersey investor must have either (a) a minimum liquid net worth of $100,000 and an annual income of $85,000 or (b) a minimum liquid net worth of $350,000. In addition, a New Jersey investor's total investment in the ARC-HT II offering and in other non-traded real estate investment trusts shall not exceed 10% of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC-HT II offering not to exceed 10% of the Kentucky investor's liquid net worth.		
California residents only: In addition to the general suitability requirements described above, California investors' maximum investment in ARC-HT II shares shall not exceed 10% of the investor's net worth *(exclusive of home, home furnishings and automobile).*

EFFECTIVE SEPTEMBER 11, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD. 6 Continued Subscriber Acknowledgements & Signatures (Continued) (you must initial ALL appropriate representations below) Owner Co-Owner For American Realty Capital Healthcare Trust II, Inc. (“ARC-HT II”) Investors Only (Continued): North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC-HT II offering. Maine residents only: The Maine Office of Securities recommends that an investor’s aggregate investment in the ARC-HT II offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. Texas residents only: An investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $500,000. The investor’s maximum investment in the ARC-HT II offering shall not exceed 10% of the investor’s liquid net worth For American Realty Capital New York Recovery REIT, Inc. (“NYRR”) Investors Only: I/we acknowledge receipt of the final Prospectus of NYRR, not less than five (5) business days prior to the signing of this Subscription Agreement. I/we am/are purchasing shares for my/our own account. I/we acknowledge that shares are not liquid. If an affiliate of NYRR, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the NYRR offering not to exceed 10% of the Kentucky investor’s liquid net worth. Ohio, Oregon, Washington and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in NYRR and its affiliates cannot exceed 10% of the Oregon, Washington or New Mexico resident’s net worth. An Ohio investor’s aggregate investment in NYRR shares, shares of its affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. ‘‘Liquid net worth’’ is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. Iowa residents only: The maximum investment allowable in NYRR or its affiliates is 10% of an Iowa investor’s liquid net worth. Liquid net worth is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities, but excluding IRA assets owned or held by investors. Pennsylvania Residents only: A Pennsylvania investor’s maximum investment in the NYRR offering cannot exceed 10% of his or her net worth. Nebraska residents only: Investors must have either (a) a net worth of $350,000 (exclusive of home, auto and home furnishings) or (b) a net worth of $100,000 (exclusive of home, auto and home furnishings) and an annual income of $70,000. The investors’ maximum investment in NYRR should not exceed 10% of the investor’s net worth (exclusive of home, auto and home furnishings). North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the NYRR offering. For American Realty Capital – Retail Centers of America (“ARC Retail”) Investors Only: I/we acknowledge receipt of the final Prospectus of ARC Retail, not less than five (5) business days prior to the signing of this Subscription Agreement. I/we am/are purchasing shares for my/our own account. I/we acknowledge that shares are not liquid. If an affiliate of ARC Retail, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC Retail offering not to exceed 10% of the Kentucky investor’s liquid net worth.

C-2-9

6 *Continued*

EFFECTIVE SEPTEMBER 11, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	**Owner**	**Co-Owner**
For American Realty Capital – Retail Centers of America ("ARC Retail") Investors Only *(Continued)*:		
Ohio, Iowa, Oregon, Washington and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC Retail and its affiliates cannot exceed 10% of the Iowa, Oregon, Washington or New Mexico resident's net worth. An Ohio investor's aggregate investment in ARC Retail shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles *minus* total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Pennsylvania residents only: A Pennsylvania investor's maximum investment in the ARC Retail offering cannot exceed 10% of his or her net worth. ARC Retail will not release Pennsylvania subscriptions from escrow until it has received $75,000,000 in subscriptions from other jurisdictions.		
Nebraska residents only: Investments must have either (a) a minimum net worth of $100,000 and an annual income of $70,000 or (b) a minimum net worth of $350,000. The investor's maximum in investment in ARC Retail and its affiliates cannot exceed 10% of the investor's net worth.		
North Dakota residents only: North Dakota investors must represent that, in addition to the general suitability standards listed above, they have a net worth of at least ten times their investment in the ARC Retail offering.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC Retail offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		

For ARC Realty Finance Trust ("ARC RFT") Investors Only:		
I/we acknowledge receipt of the final Prospectus of ARC RFT, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of ARC RFT, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the ARC RFT offering not to exceed 10% of the Kentucky investor's liquid net worth.		
Ohio, Oregon and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in ARC RFT and its affiliates cannot exceed 10% of the Oregon or New Mexico resident's net worth. An Ohio investor's aggregate investment in ARC RFT, shares of its affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. For Ohio investors, ARC RFT will not release subscriptions from escrow until it has received $20,000,000 in subscriptions from other jurisdictions.		
Pennsylvania residents only: A Pennsylvania investor cannot invest more than 10% of his or her net worth in ARC RFT. ARC RFT cannot accept subscriptions from Pennsylvania residents until it raises $100,000,000 from other jurisdictions.		
Iowa residents only: The maximum investment allowable in ARC RFT or its affiliates is 10% of an Iowa investor's liquid net worth. Liquid net worth is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
New Jersey residents only: A New Jersey investor must have either, (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor's investment in ARC RFT, shares of its affiliates and other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth.		
Nebraska residents only: Investors must have either (a) a minimum net worth of $100,000 and an annual income of $70,000 or (b) a minimum net worth of $350,000. The investor's maximum investment in ARC RFT and its affiliates cannot exceed 10% of the investor's net worth.

6 Continued

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
For ARC Realty Finance Trust ("ARC RFT") Investors Only *(Continued)*:		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the ARC RFT offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
North Dakota residents only: Shares will only be sold to residents of North Dakota representing that they have a net worth of at least ten times their investment in ARC RFT and that they meet one of the general suitability standards described above.		
Washington residents only: ARC RFT cannot accept subscriptions from Washington residents until it raises $10,000,000 from other jurisdictions.		
For Business Development Corporation of America ("BDCA") Investors Only:		
I/we acknowledge receipt of the final Prospectus of BDCA, not less than five (5) business days prior to the signing of this Subscription Agreement.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of BDCA, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
By signing below, you also acknowledge that: • You do not expect to be able to sell your shares regardless of how BDCA performs. • If you are able to sell your shares, you will likely receive less than your purchase price. • BDCA does not intend to list the shares on any securities exchange during the offering period or for what may be a significant time thereafter, and it does not expect a secondary market in the shares to develop. • Although BDCA has implemented a share repurchase program, only a limited number of shares are eligible for repurchase. Any such repurchases will be at a 7.5% discount to the current offering price in effect on the date of repurchase. BDCA may suspend or terminate its share repurchase program at any time. • You may not have access to the money you invest for an indefinite period of time until BDCA completes a liquidity event. Moreover, there is no assurance that BDCA will ever complete a liquidity event. • An investment in the shares is not suitable for you if you need access to the money you invest. • Because you will be unable to sell your shares, you will be unable to reduce your exposure on any market downturn. • Distributions may be funded from offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to BDCA for investment. Any capital returned to stockholders through distributions will be distributed after payment of fees and expenses.		
Arizona residents only: The term of the BDCA offering shall be effective for a period of one year with the ability to renew for additional periods of one year.		
Iowa, Kentucky and New Jersey residents only: Investors must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Iowa and New Jersey investor's total investment in BDCA shall not exceed 10% of his or her net worth.		
Oregon residents only: In addition to the general suitability requirements described above, the investor's maximum investment in BDCA shares shall not exceed 10% of his or her net worth.		
Maine residents only: The Maine Office of Securities recommends that an investor's aggregate investment in the BDCA offering and other similar offerings not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
Nebraska residents only: Nebraska investors must meet the following suitability standards: (i) either (a) an annual gross income of at least $100,000 and a net worth of at least $350,000, or (b) a net worth of at least $500,000; and (ii) investor will not invest more than 10% of their net worth in BDCA. For such investors, net worth should not include the value of one's home, home furnishings or automobiles.		
Idaho residents only: Investors who reside in the state of Idaho must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Idaho investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth. (The calculation of liquid net worth shall include only cash plus cash equivalents. Cash equivalents include assets which may be convertible to cash within one year.)		
North Dakota residents only: BDCA shares will only be sold to residents of North Dakota representing that their investment will not exceed 10% of his or her net worth and that they meet one of the established suitability standards.		

EFFECTIVE SEPTEMBER 11, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

6 *Continued*

Subscriber Acknowledgements & Signatures *(Continued)* *(you must initial ALL appropriate representations below)*	Owner	Co-Owner
For Business Development Corporation of America ("BDCA") Investors Only *(Continued)*:		
Texas residents only: Investors who reside in the state of Texas must have either (i) a minimum of $100,000 annual gross income and a liquid net worth of $100,000; or (ii) a liquid net worth of $250,000 irrespective of gross annual income. Additionally, a Texas investor's total investment in BDCA shall not exceed 10% of his or her liquid net worth. For this purpose, liquid net worth is determined exclusive of home, home furnishings and automobiles.		
***Oklahoma residents only*:** Purchases by Oklahoma investors in BDCA should not exceed 10% of their net worth *(excluding home, home furnishings and automobiles)*.		
North Carolina residents only: Investors who reside in the state of North Carolina must have either (i) a minimum liquid net worth of $85,000 and minimum annual gross income of $85,000 or (ii) a minimum liquid net worth of $300,000.		
Ohio residents only: It shall be unsuitable for an Ohio investor's aggregate investment in shares of BDCA, its affiliates and in other non-traded business development company programs to exceed ten percent (10%) of his, her or its liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
New Mexico residents only: In addition to the suitability standards above, the state of New Mexico requires that an investment by an New Mexico resident in BDCA, its affiliates and in other non-traded business development companies will not exceed 10% of the investor's net worth.		

For Phillips Edison – ARC Shopping Center REIT, Inc. ("PE–ARC") Investors Only:		
Acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the final Prospectus of PE-ARC.		
I/we am/are purchasing shares for my/our own account.		
I/we acknowledge that shares are not liquid.		
If an affiliate of PE-ARC, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale.		
***Nebraska residents only*:** Investors must have either (a) a net worth of $350,000 *(exclusive of home, auto and home furnishings)* or (b) a net worth of $100,000 *(exclusive of home, auto and home furnishings)* and an annual income of $70,000. The investors' maximum investment in PE-ARC should not exceed 10% of the investor's net worth *(exclusive of home, auto and home furnishings)*.		
***Maine, Oregon, Pennsylvania and Washington residents only*:** Investors must have either (a) a minimum net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000. The investor's maximum investment in PE-ARC and its affiliates cannot exceed 10% of the Maine, Oregon, Pennsylvania or Washington resident's net worth.		
***Kentucky residents only*:** Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the PE-ARC offering not to exceed 10% of the Kentucky investor's liquid net worth.		
***New Mexico residents only*:** Investors must have a liquid net worth of at least 10 times the amount of their investment in PE-ARC.		
Iowa residents only: Investors must have either (a) a net worth of at least $300,000 (exclusive of home, home furnishings and automobiles) or (b) an annual gross income of at least $100,000 and a net worth of at least $100,000 (exclusive of home, home furnishings and automobiles). The investor's total investment in the PE-ARC offering should not exceed 10% of the investor's liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		
Ohio residents only: In addition to the general suitability requirements described above, Ohio investors may not invest more than 10% of their liquid net worth in PE-ARC, its affiliates and in other non-traded real estate investment trusts. "Liquid net worth" is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.		

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER'S INVESTMENT IN SUCH ISSUER.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR EACH OFFERING (AT LEAST FIVE BUSINESS DAYS).

THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS SOLE DISCRETION, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT GROUPS OF SUBSCRIPTIONS ON AN ORDERLY BASIS NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE APPLICABLE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER'S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN 10 BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER.

EFFECTIVE SEPTEMBER 11, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD.

EFFECTIVE SEPTEMBER 11, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD. Subscriber Signature(s) SIGNATURE OF OWNER AND CO-OWNER (IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION 6A) In addition, if the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian or Trustee, the investor also authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Signing Section 6B will not constitute an execution of this subscription agreement. Owner Signature ______________________________________________________ Date (mm/dd/yyyy) _______________ Co-Owner Signature (if applicable) ________________________________________ Date (mm/dd/yyyy) _______________ FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY Signature of Custodian(s) or Trustee(s): By signing this Subscription Agreement, the Custodian authorizes the investor to vote the number of shares of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization. Authorized Signature (Custodian or Trustee) ________________________________ Date (mm/dd/yyyy) _______________ 6a IMPORTANT: The investor must go to Section 6b and complete the Substitute W-9 form in its entirety in order for the Subscription Agreement to be considered valid for review. * ƒÓ Automatic Purchase Plan: Check this box if you wish to participate in the Automatic Purchase Plan (¡§APP¡¨). A separate form is required to be completed to participate in APP. Be advised that APP may not be available with all programs and is not available for BDCA. NOTE:The APP may not be available in certain states for certain products. Please consult the product's individual subscription agreement to confirm. * Your ability to sell shares pursuant to the Share Repurchase Program is severely restricted. The Share Repurchase Program may be suspended or terminated at any time, and redemption requests may be rejected for any reason. You may not be able to sell your shares. 6b Substitute Form W-9 ALL U.S. Taxpayer Must Sign SUBSTITUTE FORM W-9 (Form W-9 (Rev. 10-2007) Certification To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current TIN (or the TIN of any other payee) and certain other information by completing the form below, certifying that the TIN provided on Substitute Form W-9 is correct (or that such investor is awaiting a TIN), that the investor is a U.S. person, and that the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the IRS that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding. If a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS. Exempt TIN. Check here if investor is an exempt payee. ƒÓ Under penalties of perjury, I certify that: 1. The number shown on this form is my correct taxpayer identification number, and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and 3. I am a U.S. citizen or other U.S. person (including a U.S. resident alien). Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Signature of Investor Print Name Date Signature of Joint Owner, if applicable Print Name Date

C-2-13

EFFECTIVE SEPTEMBER 11, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD. 6b Continued Guidelines for Certification of Taxpayer Identification Number (“TIN”) on Substitute Form W-9 What Number to Give the Requester. - Social Security numbers (‘‘SSN’’) have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers (‘‘EIN’’) have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All ‘‘Section’’ references are to the Internal Revenue Code of 1986, as amended. ‘‘IRS’’ means the Internal Revenue Service. For this type of account: Give the SSN of: 1. An individual’s account 2. Two or more individuals (Joint account) 3. Custodian account of a minor (Uniform Gift to Minors Act) 4. (a) The usual revocable savings trust account (grantor also is trustee) (b) So-called trust account that is not a legal or valid trust under State law 5. Sole proprietorship or single-owner LLC The individual The actual owner of the account or, if combined funds, the first individual on the account (1) The minor (2) The grantor-trustee (1) The actual owner (1) The owner (3) For this type of account: Given the EIN of: 6. Sole proprietorship or single-owner LLC 7. A valid trust, estate, or pension trust 8. Corporate or LLC electing corporate status on Form 8832 9. Association, club, religious, charitable, educational, or other tax-exempt organization 10. Partnership or multi-member LLC 11. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments 12. A broker or registered nominee The owner (3) The legal entity (4) The corporation The organization The partnership or LLC The public entity The broker or nominee (1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person’s number must be furnished. (2) Circle the minor’s name and furnish the minor’s SSN. (3) You must show your individual name and you also may enter your business or ‘‘DBA’’ name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN. (4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

C-2-14

EFFECTIVE SEPTEMBER 11, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD. Obtaining a Number If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/online/ss-5.pdf. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676). Payees Exempt from Backup Withholding Backup withholding is not required on any payments made to the following payees: • An organization exempt from tax under Section 501(a), an individual retirement account (‘‘IRA’’), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f )(2). • The United States or any of its agencies or instrumentalities. • A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities. • A foreign government or any of its political subdivisions, agencies or instrumentalities. • An international organization or any of its agencies or instrumentalities. Other payees that may be exempt from backup withholding include: • A corporation. • A foreign central bank of issue. • A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States. • A futures commission merchant registered with the Commodity Futures Trading Commission. • A real estate investment trust. • An entity registered at all times during the tax year under the Investment Company Act of 1940. • A common trust fund operated by a bank under Section 584(a). • A financial institution. • A middleman known in the investment community as a nominee or custodian. • A trust exempt from tax under Section 664 or described in Section 4947. Exempt payees should complete a Substitute Form W-9 to avoid possible erroneous backup withholding. Check the ‘‘Exempt TIN’’ box in the attached Substitute Form W-9, sign and date the form and return it to the payer. Foreign payees who are not subject to backup withholding should complete an appropriate Form W-8 and return it to the payer. Privacy Act Notice Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply. Penalties • Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect. • Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty. • Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. • Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties. FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

C-2-15

6b Continued Guidelines for Certification of Taxpayer Identification Number (¡§TIN¡¨) on Substitute Form W-9 (Continued) EFFECTIVE SEPTEMBER 11, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD. 7 ƒÓ RIA Submission: Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or ¡§wrap¡¨ fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be completed through that brokerdealer, not through the RIA. Financial Advisor, Registered Investment Advisor & Registered Representative The Financial Advisor, Registered Investment Advisor or the Authorized Representative (the ¡§Advisor¡¨) must sign below to complete order. The undersigned broker-dealer or Advisor warrants that it is a duly licensed broker-dealer (or noncommission based financial advisor) and may lawfully offer the Shares in the state designated as the investor¡¦s address or the state in which the sale is to be made, if different. The broker-dealer or Advisor warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the investor as defined by Rule 2310 of the FINRA Rules, (b) informed the investor of all aspects of liquidity and marketability of this investment as required by Rule 2310 of the FINRA Rules, (c) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Subscription Agreement to the issuer as specified under the laws of the investor¡¦s state of residence, (d) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions. Broker/Dealer or RIA Firm Address or P.O. Box Mailing Address City, State, Zip Business Phone # (Required) Fax Phone # E-mail Address Registered Representative(s) or Advisor(s) [I.A.] Name(s) (Required) Representative # Registered Representative or Advisor [I.A.] Address or P.O. Box City, State, Zip Business Phone # (Required) Fax Phone # E-mail Address If a Registered Associate of a FINRA member firm, I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. If a Registered Investment Advisor, I certify that I am properly licensed and I am registered in the following state in which this sale was completed. State (Required) Signature(s) of Registered Representative(s) or Advisor(s) (Required) Date Signature of Broker/Dealer or RIA (If Required by Broker/Dealer) Date

C-2-16

EFFECTIVE SEPTEMBER 11, 2013: PLEASE USE ONLY THIS SUBSCRIPTION AGREEMENT GOING FORWARD. 8 IMPORTANT: Please note that there are statespecific mailing addresses for the following offerings: ARC Daily NAV; ARC-HT II; ARC Retail; and ARC RFT. For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this agreement, to the appropriate address as outlined to the right. For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this agreement. For Regular Mail For Overnight Deliveries American Realty Capital Global Trust, Inc. c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407 American Realty Capital Global Trust, Inc. c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407 American Realty Capital Daily Net Asset Value Trust, Inc. c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407 American Realty Capital Daily Net Asset Value Trust, Inc. c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407 American Realty Capital Trust V, Inc. c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407 American Realty Capital Trust V, Inc. c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407 American Realty Capital Healthcare Trust II, Inc. c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407 American Realty Capital Healthcare Trust II, Inc. c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407 American Realty Capital New York Recovery REIT, Inc. c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407 American Realty Capital New York Recovery REIT, Inc. c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407 American Realty Capital ¡V Retail Centers of America, Inc. c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407 American Realty Capital ¡V Retail Centers of America, Inc. c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407 ARC Realty Finance Trust, Inc. c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407 ARC Realty Finance Trust, Inc. c/o DST Systems, Inc. 430 W. 7th Street, Kansas City, MO 64105-1407 Business Development Corporation of America c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407 Business Development Corporation of America c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407 Phillips Edison¡VARC Shopping Center REIT, Inc. c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407 Phillips Edison¡VARC Shopping Center REIT, Inc. c/o DST Systems, Inc 430 W. 7th Street, Kansas City, MO 64105-1407 State-Specific Mailing Address Differences for ARC Daily NAV, ARC-HT II, ARC Retail and ARC RFT: ƒ¤ For ARC-HT II and ARC Retail investors in PA, ARC Daily NAV investors in OH and PA and ARC RFT investors in OH, PA and WA, mail to: American Realty Capital Daily Net Asset Value Trust, Inc. c/o Realty Capital Securities, LLC 3 Copley Place, Suite 3300, Boston, MA 02116 American Realty Capital Healthcare Trust II, Inc. c/o Realty Capital Securities, LLC 3 Copley Place, Suite 3300, Boston, MA 02116 American Realty Capital ¡V Retail Centers of America, Inc. c/o Realty Capital Securities, LLC 3 Copley Place, Suite 3300, Boston, MA 02116 ARC Realty Finance Trust, Inc. c/o Realty Capital Securities, LLC 3 Copley Place, Suite 3300, Boston, MA 02116 ƒ¤ Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at: American National Stock Transfer, LLC 405 Park Avenue, 12th Floor, New York, NY 10022 Phone: (877) 373-2522 | Facsimile: (646) 861-7793 FOR COMPANY USE ONLY: Amount Date Check/Wire# Account # Registered Representative # Firm # Custodian ID# Transfer Agent Reviewer

C-2-17